                                            Exhibit 10.1(f)

FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) is dated as of April 3, 2007, among COVALENCE SPECIALTY MATERIALS CORP. (or its successor) (the “Company”), the guarantors identified on the signature pages hereto (the “New Guarantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of February 16, 2006, providing for the issuance of the Company’s 10¼% Senior Subordinated Notes due 2016 (the “Securities”) in the aggregate principal amount of $265,000,000;

WHEREAS, Covalence Specialty Materials Holding Corp. (“Covalence Holdings”), the parent entity of the Company, and Berry Plastics Group, Inc. (“Berry Holdings”), the parent entity of Berry Plastics Holding Corporation (“Berry”), have entered into a business combination under an Agreement and Plan of Merger and Corporate Reorganization dated March 9, 2007 pursuant to which (i) immediately prior to the effectiveness of this First Supplemental Indenture, Berry Holdings merged with and into Covalence Holdings, which shall be renamed Berry Plastics Group, Inc. (as the surviving corporation, “Holdings”), (ii) substantially simultaneously with the effectiveness of this First Supplemental Indenture, Holdings shall contribute all of the capital stock of Berry to the Company (the “Contribution”), and (iii) immediately following the effectiveness of this First Supplemental Indenture, the Company shall merge with and into Berry, with Berry as the surviving corporation;

WHEREAS, upon the effectiveness of the Contribution, the New Guarantors shall be Restricted Subsidiaries of the Company;

WHEREAS, Sections 4.11 and 11.06 of the Indenture provide that the Company shall cause each Restricted Subsidiary that is a Domestic Subsidiary that guarantees any indebtedness of the Company or any of its Restricted Subsidiaries, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee payment of the Securities;

WHEREAS, the New Guarantors will guarantee indebtedness of the Company under the following agreements: (i) the Amended and Restated Revolving Credit Agreement dated as of April 3, 2007 among the Company, Holdings, certain domestic subsidiaries of the Company party thereto from time to time, the lenders party thereto from time to time, Bank of America, N.A., as Collateral Agent and Administrative Agent and the other financial institutions party thereto and (ii) the Second Amended and Restated Term Loan Credit Agreement dated as of April 3, 2007, among the Company, Holdings, the lenders party thereto from time to time, Credit Suisse, Cayman Islands Branch, as Collateral Agent and Administrative Agent and the

other financial institutions party thereto, and therefore are required to guarantee payment of the Securities;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the New Guarantors are authorized to execute and deliver this First Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1.  Definitions. Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Indenture.

2.  Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally with all existing Guarantors, to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.  Notices. All notices or other communications to the New Guarantors shall be given as provided in Section 13.02 of the Indenture.

4.  Ratification of Indenture; First Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

5.  Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.  Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

7.  Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.  Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

THE NEW GUARANTORS:

Berry Plastics Holding Corporation
Berry Plastics Corporation
AeroCon, Inc.
Berry Iowa Corporation
Berry Plastics Design Corporation
Berry Sterling Corporation
Berry Plastics Technical Services, Inc.
Cardinal Packaging, Inc.
CPI Holding Corporation
Knight Plastics Inc.
Landis Plastics, Inc.
Packerware Corporation
Pescor, Inc.
Poly-Seal Corporation
Venture Packaging, Inc.
Venture Packaging Midwest, Inc.
Berry Plastics Acquisition III
Berry Plastics Acquisition V
Berry Plastics Acquisition VII
Berry Plastics Acquisition VIII
Berry Plastics Acquisition IX
Berry Plastics Acquisition X
Berry Plastics Acquisition XI
Berry Plastics Acquisition XII
Berry Plastics Acquisition XIII
Kerr Group, Inc.
Saffron Acquisition Corp.
Sun Coast Industries, Inc.

By:
Name:
Title:

Berry Plastics Acquisition Corporation XV, LLC

By: Berry Plastics Corporation,
its sole member

By: __________________________________
Name:
Title:

Setco, LLC

By: Kerr Group, Inc.,
its sole member

By: __________________________________
Name:
Title:

Tubed Products, LLC

By: Kerr Group, Inc.,
its sole member

By: __________________________________
Name:
Title:

COVALENCE SPECIALTY MATERIALS CORP.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:
Name:
Title: